                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549






                                    FORM 8-K
                                 CURRENT REPORT






     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - MARCH 27, 2002







                                  ALLETE, INC.


                             A Minnesota Corporation
                           Commission File No. 1-3548
                   IRS Employer Identification No. 41-0418150
                             30 West Superior Street
                          Duluth, Minnesota 55802-2093
                           Telephone - (218) 279-5000



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ITEM 5.  OTHER EVENTS.

Reference is made to the 2001 Form 10-K of ALLETE, Inc. (ALLETE or the Company) for background information on the following update. Unless otherwise indicated, cited references are to ALLETE's 2001 Form 10-K.


Ref. Page 11 - Sixth Paragraph
Ref. Page 30 - Third Paragraph
Ref. Form 8-K dated and filed February 28, 2002 - Second Paragraph

On March 27, 2002 ALLETE's wholly owned subsidiary, ALLETE Water Services, Inc. (ALLETE Water), signed a Letter of Understanding (filed as Exhibit 99 to this Form 8-K) with the Florida Governmental Utility Authority (FGUA) in connection with ongoing negotiations for the sale of all or substantially all of Florida Water Services Corporation's (Florida Water) assets. Florida Water is a wholly owned subsidiary of ALLETE Water. The Letter of Understanding was requested by the FGUA for use in meetings planned with representatives of local governments in areas affected by the proposed asset sale.

The Letter of Understanding confirms the following understandings between ALLETE Water and the FGUA:

(1) ALLETE Water agrees to permit the FGUA to initiate its final due diligence process;

(2) ALLETE Water agrees to terminate its solicitation of competitive bids from other parties interested in purchasing the stock or assets of Florida Water; and

(3) provided that a definitive Asset Acquisition Agreement, which is based upon the framework of a term sheet appended to the Letter of Understanding, is finalized prior to May 14, 2002, representatives of ALLETE and the FGUA agree to recommend to their respective boards of directors the approval of an acquisition by the FGUA of the assets of Florida Water.

Neither party is bound by the terms of the Letter of Understanding until such time as a definitive asset acquisition agreement is approved by its respective board of directors and is executed.

A term sheet appended to the Letter of Understanding recites a purchase price of $520 million which is subject to adjustment based upon variations in interest rates, provided that ALLETE Water may terminate the transaction if the price is reduced to $490 million or less. If the transaction had closed on March 27, 2002, the interest rate adjustment mechanism would have reduced the price to approximately $500 million. If the transaction were to close at a price of $520 million, ALLETE estimates that its net cash proceeds would be about $275 million.

Certain local governments may commence condemnation proceedings to acquire assets outside the FGUA transaction, or may otherwise attempt to block the FGUA acquisition of assets within their respective jurisdictions. If the City of Marco Island proceeds with its threat to purchase through condemnation proceedings Florida Water assets within its jurisdiction, it is contemplated that the Marco Island system would likely be removed from the FGUA transaction and the FGUA purchase price would be reduced approximately 22 percent. If one or more other local governments commence condemnation in their jurisdictions, ALLETE Water has the option to terminate the FGUA transaction, or to proceed with the transaction as to the remaining systems if a price adjustment can be agreed upon with the FGUA.

The FGUA and ALLETE Water are continuing with negotiation of definitive agreements related to the proposed transaction. Assuming the parties reach timely agreement on the issues remaining to be resolved, the FGUA has stated its intent to hold a public hearing in May 2002 to receive comments on the proposed transaction. The FGUA board would then meet for the purpose of determining whether to authorize execution of a definitive asset acquisition agreement. The parties contemplate closing this transaction by October 2002. The asset purchase agreement will contain conditions permitting each party to terminate the agreement in the event of certain circumstances.


                      ALLETE Form 8-K dated March 28, 2002                     1

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit of ALLETE is filed herewith in accordance with Item 601 of Regulation S-K:

    Exhibit
    Number

      99   -  Letter of Understanding and Term Sheet, dated March 27, 2002, relating to the Asset Acquisition Agreement between FGUA and Florida Water











2                     ALLETE Form 8-K dated March 28, 2002

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                              SAFE HARBOR STATEMENT
           UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

In  connection  with  the  safe  harbor  provisions  of the  Private  Securities
Litigation Reform Act of 1995, ALLETE is hereby filing cautionary statements identifying important factors that could cause ALLETE's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) made by or on behalf of ALLETE in this Form 8-K, in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "projects," "will likely result," "will continue" or similar expressions) are not statements of historical facts and may be forward-looking.

Forward-looking statements involve estimates, assumptions, risks and uncertainties and are qualified in their entirety by reference to, and are accompanied by, the following important factors, which are difficult to predict, contain uncertainties, are beyond the control of ALLETE and may cause actual results or outcomes to differ materially from those contained in forward-looking statements:

   -    war and acts of terrorism;
   - prevailing governmental policies and regulatory actions, including those of the United States Congress, state legislatures, the Federal Energy Regulatory Commission, the Minnesota Public Utilities Commission, the Florida Public Service Commission, the North Carolina Utilities Commission, the Public Service Commission of Wisconsin and various county regulators, about allowed rates of return, financings, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power and capital investments, and present or prospective wholesale and retail competition (including but not limited to transmission costs) as well as general vehicle-related laws, including vehicle brokerage and auction laws;
   - unanticipated impacts of restructuring initiatives in the electric industry;
   -    economic and geographic factors, including political and economic risks;
   - changes in and compliance with environmental and safety laws and policies;
   -    weather conditions;
   -    population growth rates and demographic patterns;
   - the effects of competition, including the competition for retail and wholesale customers, as well as suppliers and purchasers of vehicles;
   -    pricing and transportation of commodities;
   -    market demand, including structural market changes;
   -    changes in tax rates or policies or in rates of inflation;
   -    unanticipated project delays or changes in project costs;
   -    unanticipated changes in operating expenses and capital expenditures;
   -    capital market conditions;
   -    competition for economic expansion or development opportunities;
   -    our ability to manage expansion and integrate recent acquisitions; and
   - legal and administrative proceedings (whether civil or criminal) and settlements that affect the business and profitability of ALLETE.

Any forward-looking statement speaks only as of the date on which such statement is made, and ALLETE undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which that statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time and it is not possible for management to predict all of these factors, nor can it assess the impact of each of these factors on the businesses of ALLETE or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.


                      ALLETE Form 8-K dated March 28, 2002                     3
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                                       ALLETE, Inc.





March 28, 2002                                       James K. Vizanko
                                        ----------------------------------------
                                                     James K. Vizanko
                                         Vice President, Chief Financial Officer
                                                      and Treasurer






4                     ALLETE Form 8-K dated March 28, 2002

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                                  EXHIBIT INDEX

    Exhibit
    Number

      99 - Letter of Understanding and Term Sheet, dated March 27, 2002, relating to the Asset Acquisition Agreement between FGUA and Florida Water









                      ALLETE Form 8-K dated March 28, 2002